EXHIBIT 99

Investor Contacts:  Jon Greer           Media Contact: John Cornwell
                    651-736-1915                       651-733-7698
                    jagreer@mmm.com                    jrcornwell@mmm.com

                    Matt Ginter
                    651-733-8206
                    mjginter@mmm.com


FOR IMMEDIATE RELEASE


             3M Reports Record Second-Quarter, First-Half
                          Sales and Profits*

                Q2 EPS up 14.6% on 12% volume increase

ST. PAUL, Minn. - July 26, 2000 - 3M today reported record second-quarter earnings of $1.18 per share, an increase of 14.6 percent from the same quarter of 1999. Net income reached $470 million, up from $421 million in the year-earlier quarter.

     Operating income was 18.4 percent of sales, up from 18.1 percent of sales in the second quarter last year. Net income was 11.1 percent of sales, compared with 10.9 percent of sales in the year-earlier quarter.

     Sales totaled $4.224 billion, an increase of more than 9 percent in U.S. dollars and more than 10 percent in local currencies.

     "We continue to deliver solid growth," said L. D. DeSimone, chairman and chief executive officer. "We're growing through a strong flow of innovative products, increasing participation in dynamic industries and our strong global presence. Solid productivity gains also continued to contribute to our financial performance.

     "Our Electro Communications businesses continued to register strong growth," DeSimone said. "We also saw solid gains in our Consumer and Office and our Transportation, Graphics and Safety segments."

     3M posted double-digit local-currency sales gains in Europe, the Asia Pacific area and Latin America, driven by new products and improving economies.

     For the first six months of 2000, earnings totaled $2.31 per share, an increase of 16.7 percent from the first half last year. Net income totaled $926 million, up from $805 million in the comparable period. Operating income was 18.6 percent of sales, up about a full percentage point from the first six months last year.

     Sales totaled $8.276 billion, an increase of more than 8 percent in U.S. dollars and more than 9 percent in local currencies from the year-earlier period.

     "Our diversity of products, markets and geographic participation is a major strength," DeSimone said. "It gives us many avenues for growth, while cushioning us from disruptions in any single market or region of the world.

     "Looking ahead, we remain confident about our prospects," he said. "Our businesses are leaders in their markets, and we expect to continue to register solid growth, driven by new products, our increasing participation in fast-growing industries, strong relationships with customers and our worldwide presence."



* This news release discussion excludes non-recurring items in all periods. Second-quarter 1999 net income of $421 million and first six months 1999 net income of $805 million exclude gains on divestitures, net of an investment valuation adjustment, of $104 million ($55 million, or 14 cents per share, after tax). For the first six months of 2000, net income of $926 million excludes a $50 million benefit ($31 million, or 8 cents per share, after tax) related to the termination of a marketing agreement in the company's health care business.


Forward-Looking Statements

Certain portions of this news release that do not relate to historical financial information constitute forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. Actual future results and trends may differ materially from historical results or those expected depending on a variety of factors, including: (1) worldwide economic conditions; (2) foreign exchange rates and fluctuations in those rates; (3) the timing and acceptance of new product offerings; (4) raw materials, including shortages and increases in the costs of key raw materials; (5) our ability to successfully manage acquisitions, divestitures and strategic alliances; and (6) legal proceedings.


                                 # # #

About 3M

     3M is a $16 billion technology company with leading positions in electronics, telecommunications, industrial, consumer and office, health care, safety and other markets. Headquartered in St. Paul, Minnesota, the company has operations in more than 60 countries and serves customers in nearly 200 countries. 3M businesses share technologies, manufacturing operations, brands, marketing channels and other important resources. 3M is one of the 30 stocks that make up the Dow Jones Industrial Average and also is a component of the Standard & Poor's 500 Index. Additional information about the company is available on the Internet at www.3M.com.


Minnesota Mining and Manufacturing Company and Subsidiaries
(Unaudited)

                         Sales Change Analysis
                          Second-Quarter 2000
                        U.S.    International    Worldwide
Volume                   7%          18%            12%

Price                   (1)          (2)            (2)

Translation              --          (3)            (1)
                        ===          ===            ===

Total                    6%          13%             9%

____________________________________________________________________



                          Sales Change Analysis
                             First-Half 2000

                        U.S.     International   Worldwide
Volume                   7%          15%            11%

Price                   (1)          (2)            (2)

Translation              --          (3)            (1)
                        ===          ===            ===

Total                    6%          10%             8%


Minnesota Mining and Manufacturing Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME (Unaudited)
                               3 Months Ended     6 Months Ended
                                   June 30            June 30
(Amounts in millions,
except per-share amounts)        2000      1999      2000      1999
Net sales                      $4,224    $3,863    $8,276    $7,639

Operating expenses

  Cost of goods sold            2,379     2,188     4,645     4,350

  Selling, general and
    administrative expenses     1,068       975     2,089     1,940

  Other                            --      (104)      (50)     (104)
                               ------    ------    ------    ------
     Total                      3,447     3,059     6,684     6,186
                               ------    ------    ------    ------
Operating income                  777       804     1,592     1,453
                               ------    ------    ------    ------
Other income and expense

  Interest expense                 26        26        52        57

  Investment and other
    income -- net                  (6)       (7)      (12)      (15)
                               ------    ------    ------    ------
     Total                         20        19        40        42
                               ------    ------    ------    ------
Income before income taxes
  and minority interest           757       785     1,552     1,411

Provision for income taxes        265       291       547       516

Minority interest                  22        18        48        35
                               ------    ------    ------    ------
Net income                     $  470    $  476    $  957    $  860
                               ======    ======    ======    ======
Weighted average common shares
  outstanding -- basic          395.6     403.2     396.6     402.8
Earnings per share -- basic    $ 1.19    $ 1.18    $ 2.41    $ 2.14
                               ======    ======    ======    ======

Weighted average common shares
  outstanding -- diluted        399.2     407.4     400.5     406.5
Earnings per share -- diluted  $ 1.18    $ 1.17    $ 2.39    $ 2.12
                               ======    ======    ======    ======


Minnesota Mining and Manufacturing Company and Subsidiaries
SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME INFORMATION (Unaudited)
(Amounts in millions, except per-share amounts)
                       3 Months Ended            3 Months Ended
                        June 30, 2000             June 30, 1999
                                          Excluding
                                               Non-      Non-
                         Reported         recurring recurring Reported
                            Total             Items     Items    Total
Operating income            $ 777             $ 700    $ 104    $ 804

Other expense               $  20             $  19       --    $  19

Income before income taxes
 and minority interest      $ 757             $ 681    $ 104    $ 785

Provision for income taxes  $ 265             $ 242    $  49    $ 291

Effective tax rate          35.0%             35.5%    46.9%    37.0%

Minority interest           $  22             $  18       --    $  18

Net income                  $ 470             $ 421    $  55    $ 476
  Per share -- diluted      $1.18             $1.03    $0.14    $1.17


                             6 Months Ended            6 Months Ended
                             June 30, 2000             June 30, 1999

                    Excluding                    Excluding
                         Non-      Non-               Non-      Non-
                    recurring recurring Reported recurring recurring Reported
                        Items     Items    Total     Items     Items    Total
Operating income       $1,542     $  50   $1,592    $1,349     $ 104   $1,453

Other expense          $   40        --   $   40    $   42        --   $   42

Income before
 income taxes and
 minority interest     $1,502     $  50   $1,552    $1,307     $ 104   $1,411

Provision for
 income taxes          $  528     $  19   $  547    $  467     $  49   $  516

Effective tax rate      35.2%     38.0%    35.3%     35.7%     46.9%    36.6%

Minority interest      $   48        --   $   48    $   35        --   $   35

Net income             $  926     $  31   $  957    $  805     $  55   $  860
  Per share -- diluted $ 2.31     $0.08   $ 2.39    $ 1.98     $0.14   $ 2.12



Minnesota Mining and Manufacturing Company and Subsidiaries
CONSOLIDATED BALANCE SHEET (Unaudited)
                                      June 30   Dec. 31
(Dollars in millions)                    2000      1999
Assets

Current assets

  Cash and cash equivalents           $   420   $   387

  Other securities                         16        54

  Accounts receivable -- net            3,009     2,778

  Inventories                           2,252     2,030

  Other current assets                  1,057       817
                                      -------   -------
     Total current assets               6,754     6,066

Property, plant and equipment -- net    5,710     5,656

Investments and other assets            2,469     2,174
                                      -------   -------
     Total                            $14,933   $13,896
                                      =======   =======
------------------------------------------------------------
Liabilities and Stockholders' Equity

Current liabilities

  Short-term debt                     $ 1,871   $ 1,130

  Other current liabilities             3,103     2,689
                                      -------   -------
     Total current liabilities          4,974     3,819

Long-term debt                          1,193     1,480

Other liabilities                       2,343     2,308

Stockholders' equity -- net             6,423     6,289
  Shares outstanding
    June 30, 2000: 395,291,674 shares
    Dec. 31, 1999: 398,710,817 shares
                                      -------   -------
     Total                            $14,933   $13,896
                                      =======   =======


Minnesota Mining and Manufacturing Company and Subsidiaries
BUSINESS SEGMENTS (Unaudited)

In the first quarter of 2000, business segment operating income for 1999 was restated for minor amounts, to be consistent with year 2000 management reporting practices. Certain costs previously included in Corporate and Unallocated were allocated to the individual business segments. 3M net sales and operating income by segment follow.

Business
Segment                  Six      Six  Second  Second   First   First
Information           Months   Months     Qtr     Qtr     Qtr     Qtr
(Millions)              2000     1999    2000    1999    2000    1999
Net sales
Industrial            $1,784   $1,678  $  873  $  836  $  911  $  842
Transportation,
 Graphics and Safety   1,784    1,583     912     806     872     777
Health Care            1,559    1,561     794     793     765     768
Consumer and Office    1,379    1,276     692     638     687     638
Electro and
 Communications        1,147      927     642     485     505     442
Specialty Material       607      584     302     292     305     292
Corporate and
 Unallocated              16       30       9      13       7      17
Total Company         $8,276   $7,639  $4,224  $3,863  $4,052  $3,776

Operating income
Industrial            $  338   $  302  $  153  $  154  $  185  $  148
Transportation,
 Graphics and Safety     422      319     213     171     209     148
Health Care              351      338     158     194     193     144
Consumer and Office      207      183     102      95     105      88
Electro and
 Communications          194      172     105      90      89      82
Specialty Material       108      115      57      60      51      55
Corporate and
 Unallocated             (28)      24     (11)     40     (17)    (16)
Total Company         $1,592   $1,453  $  777  $  804  $  815  $  649


First quarter 2000 operating income includes a $50 million benefit relating to the termination of a product distribution agreement in the Health Care segment. Second quarter 1999 operating income includes gains on divestitures, net of an investment valuation adjustment, of $30 million in Health Care and $74 million in Corporate and Unallocated.